Exhibit 99.11

River Hawk Aviation Engages Lenny Dykstra for Business Development, Public Relations and Market Consulting and appoints Mr. Dykstra to its Board of Directors

Hickory North Carolina, August 13, 2008 -- River Hawk Aviation, Inc., (RHWI:OTC), a regional FBO/MRO and aviation charter and services provider announced today that it has entered into a business development agreement and a public relations and marketing agreement with Lenny Dykstra, and has appointed Mr. Dykstra to its Board of Directors.

Lenny Dykstra is a former Major League Baseball player who was a member of the 1986 World Champion New York Mets and of the 1993 National League Champion Philadelphia Phillies. Mr. Dykstra, a three-time All-Star during his playing career, now serves as President of The Players Club, which counsels professional athletes how to invest and protect their incomes.  Mr. Dykstra writes an investment strategy column for TheStreet.com and is featured regularly on CNBC and other cable news show, and was recognized as OverTime Magazine’s 2006-2007 “Entrepreneur of the Year.”

Calvin Humphrey, CEO of River Hawk Aviation explained, “I am delighted to bring the talents of  Lenny Dykstra to River Hawk. Lenny has extensive charter and private aviation experience as well as demonstrated business development success.  I believe the addition of Lenny Dykstra to our core management and consultant group will be a catalyst in resuming our acquisitions strategies and increasing the value of our Company for the benefit of our shareholders”.

Lenny Dykstra commented “I’m excited to be joining the River Hawk team and for the opportunity to help expand River Hawk’s customer base.  I think that River Hawk has a great operational platform from which to grow its business”

About River Hawk Aviation, Inc.

River Hawk Aviation, Inc., is a holding company concentrating on the acquisition and development of aviation niche companies.  Presently, the Company’s operating subsidiary base is comprised of Profile Aviation Center, Inc., Profile Aviation Services, Inc. and Carolina Air Charters, Inc.,  of Hickory, North Carolina.

  The combined synergies associated with the Company’s current holdings will provide revenues from charter aircraft operations , aviation management services to  private aircraft owners, certified aircraft maintenance services, fueling and other fixed base operation services as well as aviation parts and components sales within the aviation industry.  The Company and its subsidiaries are also able to offer consulting services, marketing and appraisals to the aviation community.  At present, the Company maintains offices and a fixed base operation including aviation hangars in Hickory, North Carolina,  and executive offices in Michigan & Texas.

The Company’s plan for future growth and development will focus on the acquisition of aviation-related operating businesses and airlines that display the potential for restructuring into profitable and sustainable aviation-related growth concerns.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("the Exchange Act"), and as such, may involve risks and uncertainties. Forward-looking statements which are based upon certain assumptions and describe future plans, strategies and expectations, are generally identifiable by the use of words as "believe", "expect", "intend", "anticipate", "project", or other similar expressions. These forward-looking statements relate to, among other things, future performance, and perceived opportunities in the market and statements regarding the Company's mission and vision. The Company's actual results, performance and achievements may differ materially from the results, performance, and achievements expressed or implied in such forward-looking statements.  Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: (1) managing acquisitions and expansion of operations; (2) obtaining necessary financing and managing existing debt; (3) completing the investigation, acquisition and integration of new business opportunities; (4 complying with federal, state and local government and international regulations; and (5) other factors over which we have little or no control.  Further information on potential factors that could affect River Hawk Aviation, Inc. is found in the Company's Form 10-K and other documents filed with the U. S. Securities and Exchange Commission.

Contact Information: For River Hawk Aviation, Inc. Media & Investor Relations: Joseph J. Malone, 786-375-0556, Information @EquityDigest.com and www.EquityDigest.com or Robert J. Scott at (231) 946-4343.